PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
Three Lincoln Centre	Investor Relations
5430 LBJ Freeway, Suite 1700	Tel. 972-233-1700
Dallas, Texas 75240

COMPX ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 27, 2019 . . . CompX International Inc. (NYSE American:  CIX) announced today a $0.02 per share increase in its regular quarterly dividend.  CompX’s board of directors has declared a regular quarterly dividend of seven cents ($0.07) per share on its class A common stock, payable on March 19, 2019 to stockholders of record at the close of business on March 11, 2019.

CompX is a leading manufacturer of security products and recreational marine components.

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